                                                                    EXHIBIT 99.1





        Heartland Payment Systems Announces Record Fourth Quarter Results
        -----------------------------------------------------------------

    Net Income Up 143%, Operating Income Up 119%, Earnings per Share Up 100%

                   Strong Fourth Quarter Completes Record Year

Princeton, N.J., February 16, 2006 -- Heartland Payment Systems, Inc. (NYSE:
HPY), one of the nation's largest providers of merchant acquiring services, today announced record financial results for the quarter ended December 31, 2005. For the fourth quarter, total revenues were $227 million, up 35% compared to $168 million in the fourth quarter of 2004. The operating margin expanded by 730 basis points from the fourth quarter of 2004 to 18.3% of net revenues (defined as total revenues less interchange and dues and assessments), driving operating income up 119% to $9.3 million from $4.2 million in the year earlier period. Net income for the three months was $5.5 million, or $0.14 per fully diluted share, increases of 143% and 100%, respectively, compared to net income of $2.3 million, or $0.07 per fully diluted share, in the fourth quarter of 2004. Earnings per share in the fourth quarter of 2005 are based on a 18% higher average diluted share count than in the same period in 2004.

Robert Carr, Chairman and CEO, said, "We are very pleased to once again report earnings that more than doubled compared to a year ago. Our success this quarter reflects effective execution of our strategy on all fronts, including superior organic growth and improved operating efficiencies. By concentrating on successful independent businesses, our direct sales strategy not only continues to add new merchants, but also establishes a base of businesses that enhance growth through consistent increases in year-over-year same store sales. Operating efficiency showed further improvements primarily due to the increasing penetration of merchants on HPS Exchange, our internally developed front-end processing system. Over 69% of new merchants installed and 58% of total transactions this quarter were on HPS Exchange, helping reduce processing and servicing expense in the quarter to 10.0% of revenues from 12.1% a year ago. With merchants in an increasing variety of industries choosing Heartland, we are demonstrating that we have a compelling value proposition for both our customers and our shareholders."

Processing volume for the three months ended December 31, 2005 increased 32% to $9.1 billion from $6.9 billion during the same period in 2004. The Company's active merchants count rose to 110,500 at December 31, 2005, a 24% increase over the past twelve months. Same store sales at our installed base rose 7.0% during the quarter and 7.5% for the year and continue to make a meaningful contribution to the Company's record processing volumes.

FULL YEAR RESULTS
-----------------

For the full year 2005, total revenues were a record $835 million, up 39% compared to $603 million in fiscal 2004. For 2005, the operating margin was up 530 basis points to 16.8% of net revenues, and operating income was up 100% to $32.2 million from $16.1 million in 2004. Net income in 2005 was $19.1 million, or $0.50 per fully diluted share, increases of 116% and 92%, respectively, compared to net income of $8.9 million, or $0.26 per fully diluted share in 2004. Earnings per share in 2005 are based on a 12% higher average share count than 2004.

Mr. Carr continued, "Our goal is to achieve outstanding organic growth and increase shareholder value over the long term. We have built the value of our franchise on our culture of fully-disclosed pricing, customer service and implementation of new technologies. We will continue to invest in our infrastructure to improve efficiency and enhance our relationships for the benefit of our franchise and long-term shareholder value."

Conference Call:

Heartland Payment Systems, Inc. will host a conference call on February 16, 2006 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. The conference call may be accessed by calling 866-802-4322 at 8:25 AM Eastern time on February 16, 2006. Please provide the operator with PIN number 851153. The conference call will also be Web cast where it can be accessed on the investor relations portion of Heartland's website at www.heartlandpaymentsystems.com.

A digital replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, March 16, 2006. The number to call for the taped replay is 888-266-2081 and the conference PIN number is 851153. The webcast will also be archived within two hours of the live call on the investor relations portion of the Company's website and will remain available through Thursday, March 16, 2006.

About Heartland:
Heartland Payment Systems, Inc. (HPS), a NYSE company trading under the symbol HPY, delivers credit/debit card processing and payroll solutions to over 110,000 small to medium-sized merchants throughout the United States. HPS also provides additional services to its merchants such as gift and loyalty card programs, paper check authorization, and sells and rents point-of-sale devices and supplies.

With over 1,000 sales professionals nationwide, HPS builds long-term business relationships in local sales territories providing merchants with enhanced technology tools that assist them in more effectively operating their businesses.

Heartland processed its first transaction in July 1997, and since 2000 has grown at a compound annual rate of more than 30% to become the seventh largest merchant processor in the United States and fifteenth largest merchant processor in the world.

www.heartlandpaymentsystems.com


Forward-looking Statements:

This press release may contain statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward looking statements due to many factors. Information concerning these factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's registration statement on Form S-1, as amended, and its Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.


CONTACT:
Joseph Crivelli/Joe Hassett/Paul Johnson
Gregory FCA
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-642-8253, extension 115

                 Heartland Payment Systems, Inc. and Subsidiary
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (unaudited)

                                                     Three Months Ended      Twelve Months Ended
                                                         December 31,            December 31,
                                                   --------------------- ---------------------------
                                                       2005        2004         2005       2004
                                                   -------------  -------  ----------   ------------


   Total revenues ..............................   $ 226,929    $ 167,582    $ 834,577    $ 602,749
                                                   ---------    ---------    ---------    ---------
   Costs of Services:
       Interchange .............................     167,636     122,639       611,736      438,738
       Dues and assessments ....................       8,553       6,417        31,491       23,348
       Processing and servicing ................      22,749      20,279        87,668       70,232
       Customer acquisition costs ..............       7,747       4,408        28,025       18,908
       Depreciation and amortization ...........       1,629       1,043         5,685        3,912
                                                   ---------    ---------    ---------    ---------
       Total costs of services ...............       208,314     154,786       764,605      555,138
   General and administrative ..................       9,313       8,547        37,761       31,501
                                                   ---------    ---------    ---------    ---------
          Total expenses ........................     217,627     163,333      802,366      586,639
                                                   ---------    ---------    ---------    ---------
   Income from operations ......................       9,302        4,249       32,211       16,110
                                                   ---------    ---------    ---------    ---------

   Other income (expense):
       Interest income .........................         264           52          724          182
       Interest expense ........................        (162)        (420)      (1,553)      (1,385)
       Fair value adjustment for warrants with
         mandatory redemption provisions .......        --           --         (2,912)        (509)
       Gain on settlement of financing
         arrangement ...........................        --           --          5,140           --
       Other, net ..............................        225          --            198          833
                                                   ---------    ---------    ---------    ---------
         Total other income (expense) ..........         327         (368)       1,597         (879)
                                                   ---------    ---------    ---------    ---------
   Income before income taxes ..................       9,629        3,881       33,808       15,231
   Provision for income taxes ..................       4,147        1,623       14,715        6,376
                                                   ---------    ---------    ---------    ---------
   Net income ..................................       5,482        2,258       19,093        8,855

   Income allocated to Series A Senior
       Convertible Participating Preferred Stock        --         (1,085)      (4,728)      (4,263)
                                                   ---------    ---------    ---------    ---------
   Net income attributable to Common Stock .....       5,482        1,173       14,365        4,592
                                                   ---------    ---------    ---------    ---------
   Earnings per common share:
      Basic ....................................   $    0.16    $    0.07        $0.62      $  0.28
      Diluted ..................................   $    0.14    $    0.07        $0.50      $  0.26

   Weighted average number of common shares
      outstanding:
      Basic ....................................      34,160       16,424       23,069       16,408
      Diluted ..................................      39,815       33,801       37,879       33,786


                 Heartland Payment Systems, Inc. and Subsidiary
                           Consolidated Balance Sheets
                        (In thousands, except share data)
                                   (unaudited)


                                                                                       December 31,        December 31,
     Assets                                                                                2005                2004
                                                                                    -------------------  -----------------

     Current assets:
         Cash and cash equivalents                                                  $         17,747     $       13,237
         Receivables                                                                          93,756             64,325
         Investments                                                                           2,141              1,100
         Inventory                                                                               714                818
         Prepaid expenses                                                                      1,979              2,151
         Current deferred tax assets, net                                                      1,492              2,129
                                                                                    ----------------     --------------
            Total current assets                                                             117,829             83,760
     Capitalized customer acquisition costs, net                                              42,930             34,247
     Deferred tax assets, net                                                                  3,477              4,651
     Property and equipment, net                                                              17,661             10,944
     Deposits and other assets                                                                   186                324
                                                                                    ----------------     --------------
            Total assets                                                                   $ 182,083       $    133,926
                                                                                   =================    ===============

     Liabilities and stockholders' equity
       Current liabilities:
         Due to sponsor bank                                                        $         34,530      $      45,153
         Accounts payable                                                                     25,339             27,103
         Current portion of accrued buyout liability                                          10,478              9,327
         Merchant deposits and loss reserves                                                   7,450              7,175
         Accrued expenses and other liabilities                                                5,805              6,701
         Current portion of borrowings and financing arrangement                                 261              5,286
                                                                                    ----------------      -------------
             Total current liabilities                                                        83,863            100,745
     Long-term portion of borrowings and financing arrangements                                  173              7,808
     Long-term portion of accrued buyout liability                                            17,996             17,708
     Warrants with mandatory redemption provisions                                                --              1,566
                                                                                    ----------------      -------------
           Total liabilities                                                                 102,032            127,827
                                                                                    ----------------      -------------

     Stockholders' equity
     Series A Senior Convertible Participating Preferred Stock, $80 million liquidation preference, $.001 par value, 10,000,000 shares authorized,
         7,619,048 shares issued and outstanding at December 31, 2004                             --                  8
     Common Stock, $.001 par value, 100,000,000 shares authorized, 34,222,114 and
         16,437,760 issued at December 31, 2005 and 2004, respectively (including
         Treasury shares of 22,000 in 2005)                                                       34                  8
     Additional paid-in capital                                                               96,417             41,065
     Accumulated other comprehensive loss                                                        (26)               (10)
     Accumulated deficit                                                                     (15,879)           (34,972)
     Treasury stock, at cost                                                                    (495)                 --
                                                                                    ----------------      --------------
         Total stockholders' equity                                                           80,051               6,099
                                                                                    ----------------      --------------
         Total liabilities and stockholders' equity                                        $ 182,083           $ 133,926
                                                                                    ================      ==============



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                 Heartland Payment Systems, Inc. and Subsidiary
                      Consolidated Statements of Cash Flow
                                 (In thousands)
                                   (unaudited)




                                                                        Year Ended December 31,
                                                                    ---------------------------------
                                                                          2005             2004
                                                                    -----------------  --------------


Cash flows from operating activities
Net income                                                            $     19,093         $   8,855
Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization of capitalized customer acquisition costs                  24,636           18,811
     Other depreciation and amortization                                      5,695            3,927
     Fair value adjustment for warrants with mandatory
        redemption provisions                                                 2,912              509
     Gain on settlement of financing arrangement                             (5,140)              --
     Payment of signing bonuses, net                                        (21,788)         (20,137)
     Payouts of accrued buyout liability                                    (13,481)          (2,213)
     Deferred taxes                                                           1,811            4,687
     Other                                                                       33               68
Changes in operating assets and liabilities:
    Increase in receivables                                                 (29,431)         (19,391)
    Decrease  in inventory                                                      104              147
    Decrease (increase) in prepaid expenses                                     172           (1,796)
    Increase in capitalized customer acquisition costs                      (11,531)         (10,600)
    Decrease in deposits and other asset                                          1              262
    (Decrease) increase in due to sponsor bank                              (10,623)          10,928
    (Decrease) increase in accounts payable                                  (1,764)           9,180
    (Decrease) increase in accrued expenses and other liabilities              (667)           1,013
    Increase in merchant deposits and loss reserves                             275            2,414
    Increase in accrued buyout liability                                      14,920          11,263
                                                                    -----------------  --------------
Net cash (used in) provided by operating activities                         (24,773)          17,927
                                                                    -----------------  --------------

Cash flows from investing activities
Purchase of investments                                                      (1,544)           (120)
Maturities of investments                                                       487             362
Purchases of property and equipment                                         (12,337)         (9,115)
Proceeds from disposal of property and equipment                                 27              --
                                                                    -----------------  --------------
Net cash used in investing activities                                       (13,367)         (8,873)
                                                                    -----------------  --------------
Cash flows from financing activities
Redemption of warrants issued in connection with debt financing                  --          (1,055)
Redemption of warrants issued in connection with Series A Senior
    Convertible Participating Preferred Stock                                    --          (5,250)
Principal payments on borrowings and financing arrangements                  (7,520)         (2,869)
Proceeds from exercise of stock options                                       8,953           1,584
Repurchase of common                                                           (495)         (1,231)
stock
Net proceeds from sale of common stock                                        41,712            --
                                                                    -----------------  --------------
Net cash provided by (used in) financing activities                           42,650         (8,821)
                                                                    -----------------  --------------
Net increase in cash and cash equivalents                                      4,510            233
Cash and cash equivalents at beginning of year                                13,237         13,004
                                                                    -----------------  --------------
Cash and cash equivalents at end of year                                $     17,747      $   13,237
                                                                    =================  ==============

Supplemental cash flow information:
Cash paid during the period for:
     Interest                                                           $     1,581      $    1,387
     Income taxes                                                            11,742             851

















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